             Amendment to Schedule A to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and Allmerica Financial Life Insurance and Annuity Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A thereto from time to time, and the parties now wish to amend Schedule A to add additional separate accounts, thereby substituting the attached Schedule A for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A to the Participation Agreement by adopting the attached Schedule A, dated March 15, 2001, and by substituting the attached Schedule A for any and all prior amendments to Schedule A, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY


By:          /s/ John P. Kavanaugh
             --------------------------------

Name:        John P. Kavanaugh
             --------------------------------

Title:       Vice President
             --------------------------------

Date:        March 15, 2001
             --------------------------------


ALLMERICA INVESTMENT TRUST             ALLMERICA FINANCIAL INVESTMENT
                                       MANAGEMENT SERVICES, INC.

By:          /s/ Kristin L. Bushard    By:        /s/ Paul T. Kane
             ------------------------             --------------------------

Name:        Kristin L. Bushard        Name:      Paul T. Kane
             ------------------------             --------------------------

Title:       Vice President            Title:     Vice President
             ------------------------             --------------------------

Date:        March 15, 2001            Date:      March 15, 2001
             ------------------------             --------------------------

         ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
       SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                        (DATED MARCH 15, 2001)

                 SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

------------------------------------------------------------------------------
                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
VEL                                        VEL (GREATER THAN 87)                33-14672     811-5183

VEL                                        VEL (GREATER THAN 91)                33-90320     811-5183

VEL II                                     VEL (GREATER THAN 93)                33-57792     811-7466

VEL                                        VEL (Plus)                           33-42687     811-5183

Inheiritage                                Select Inheiritage                   33-70948     811-8120

Allmerica Select Separate Account  II      Select Life                          33-83604     811-8746
                                                                               333-58551     811-8859
Allmerica Select Separate Account III      Select SPL
VEL Account III                            Allmerica Estate Optimizer          333-58385     811-8857
FUVUL Separate Account                     ValuePlus Assurance (First Union)   333-93013     811-09731

Group VEL                                  Group VEL                            33-82658     811-08704
Group VEL Separate Account                 Group VEL COLI                      333-39798     811-8704
Separate Account IMO                       Allmerica VUL 2001                  333-84879     811-09529
Separate Account IMO                       Allmerica Select Life Plus          333-84879     811-09529
Separate Account IMO                       VUL 2001 Survivorship               333-90995     811-09529
Separate Account FR1                       PremierFocus                           N/A           N/A
Separate Account FR2                       PremierFocus                           N/A           N/A
Separate Account FR3                       PremierFocus                           N/A           N/A
Separate Account FR4                       PremierFocus                           N/A           N/A
Separate Account FQ1                       PremierFocus                           N/A           N/A
Separate Account MM                        Ramius PPVUL Strauss                   N/A           N/A

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
VA-K                                       ExecAnnuity Plus 91                  33-39702     811-6293
                                           ExecAnnuity Plus 93                  33-39702
                                           Advantage                            33-39702
                                           Ultimate Advantage                   333-38274
                                           Agency Accumulator (no-load)         333-87099
                                           ValuePlus Assurance IVA (First       333-81861
                                           Union)
                                           Allmerica Immediate Advantage        333-81861
                                           Variable Annuity (IVA)-2
                                           Fund Quest                           333-90543
                                           Allmerica Value Generation           333-87099
                                           (Annuity Scout)

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                           PRODUCT NAME                        1933 ACT #   1940 ACT #
----------------                           ------------                        ----------   --------
Allmerica Select Separate Account          Allmerica Select Resource I          33-47216     811-6632
                                           Allmerica Select Resource II         33-47216
                                           Allmerica Select Reward (Bonus)     333-78245
                                           Allmerica Select Charter            333-63093
                                           (C-Shares)                          333-92115
                                           Allmerica Select Secondary B/D
Separate Accounts VA-A, VA-B, VA-C,
VA-G, VA-H                                 Variable Annuities (discontinued)
Fulcrum Separate Account                   Fulcrum                             333-11377     811-7799
Separate Account UR1                       PremierFocus                           N/A           N/A
Separate Account UR2                       PremierFocus                           N/A           N/A
Separate Account UR3                       PremierFocus                           N/A           N/A
Separate Account UR4                       PremierFocus                           N/A           N/A
Separate Account UQ1                       PremierFocus                           N/A           N/A
Separate Account MM                        Ramius PPVUL Strauss                   N/A           N/A
------------------------------------------------------------------------------